     As filed with the Securities and Exchange Commission on March 25, 2003.
                                                      Registration No. 333-87590
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                             MTC TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                  020593816
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                     4032 Linden Avenue, Dayton, Ohio 45432
           (Address of Principal Executive Offices Including Zip Code)

                             MTC TECHNOLOGIES, INC.
                   2002 EQUITY AND PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)

                                David S. Gutridge
                             Chief Financial Officer
                             MTC Technologies, Inc.
                               4032 Linden Avenue
                                Dayton, OH 45432
                            Telephone: (937) 252-9199
           (Name , Address and Telephone Number of Agent For Service)

                                   Copies To:
                              Lisa K. Kunkle, Esq.
                                    Jones Day
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== ======================

Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)(2)        Price Per Share (3)      Offering Price (3)       Fee
-------------------------- ------------------------ ------------------------ ------------------------ ----------------------
Common Stock, $0.001 par   474,599                  $19.17                   $9,098,062.83            $736.03
value per share
========================== ======================== ======================== ======================== ======================


     (1) Represents maximum number of shares of common stock of the Registrant, $0.001 par value per share ("Common Stock"), issuable pursuant to the MTC Technologies, Inc. 2002 Equity and Performance Incentive Plan (the "Plan") being registered hereon.
     (2) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
     (3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rule and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on The Nasdaq Stock Market, Inc. on March 21, 2003, within five business days prior to filing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents have been filed by MTC Technologies, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

          .       The Registrant's Annual Report on Form 10-K, filed March 20,
                  2003; and

          . The description of the Registrant's Common Stock contained in the registration statement on Form S-1 filed with the Commission on June 27, 2002, including any subsequently filed amendments and reports updating such description.

                  All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The certificate of incorporation of the Registrant (the "Certificate of Incorporation") limits the liability of the directors of the Registrant to the maximum extent permitted or required by the General Corporation Law of the State of Delaware (the "DGCL"). The DGCL provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for any of the following: (a) a breach of the director's duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions; or
(d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Certificate of Incorporation provides that the Registrant is required to indemnify its directors and officers to the maximum extent permitted or required by law. Notwithstanding the foregoing, the Certificate of Incorporation does not require the Registrant to indemnify any such directors and officers in connection with any Proceeding (as such term is defined in the Certificate of Incorporation), or part thereof, not authorized by the Board of Directors of the Registrant. The Certificate of Incorporation also requires the Registrant to advance expenses incurred by a director or officer in connection with the defense of any Proceeding, or part thereof, arising out of that party's status or service as a director or officer of the Registrant. In addition, the Certificate of Incorporation permits the Registrant to secure insurance on behalf of any director, officer, employee or agent whether or not the Registrant has the power to indemnify such person under the DGCL.

                  The Registrant has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Registrant also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit Number                      Description

4.1                                 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the
                                    Registrant's Registration Statement No. 333-87590 on Form S-1, dated June 27, 2002).

4.2                                 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                                    Registration Statement No. 333-87590 on Form S-1, dated June 27, 2002).

4.3                                 MTC Technologies, Inc. 2002 Equity and Performance Incentive Plan (incorporated by reference to
                                    Exhibit 10.3 to the Registrant's Registration Statement No. 333-87590 on Form S-1, dated June
                                    27, 2002).

5                                   Opinion of Jones Day, Counsel for the Registrant.

23.1                                Consent of Deloitte & Touche LLP.

23.2                                Consent of Counsel --- see Exhibit 5.

24                                  Power of Attorney.

Item 9.  Undertakings.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
                  --------  -------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         [Signatures on following page]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dayton, State of Ohio, on March 25, 2003.

                              MTC TECHNOLOGIES, INC.

Date:  March 25, 2003

                              By: /s/ David S.Gutridge
                              ------------------------------------
                              David S. Gutridge
                              Chief Financial Officer

Date:  March 25, 2003                           *
                              ------------------------------------
                              Rajesh K. Soin
                              Chairman of the Board and Director

Date:  March 25, 2003                           *
                              ------------------------------------
                              Michael W. Solley
                              President, Chief Executive Officer and Director (Principal Executive Officer)

Date:  March 25, 2003         /s/ David S. Gutridge
                              ------------------------------------
                              David S. Gutridge
                              Executive Vice President, Chief Financial Officer,
                              Secretary, Treasurer and Director
                              (Principal Financial and Accounting Officer)

Date:  March 25, 2003                           *
                              ------------------------------------
                              Don R. Graber
                              Director

Date:  March 25, 2003                           *
                              ------------------------------------
                              Lawrence A. Skantze
                              Director

Date:  March 25, 2003                           *
                              ------------------------------------
                              Kenneth A. Minihan
                              Director

Date:  March 25, 2003                           *
                              ------------------------------------
                              William E. MacDonald, III
                              Director

*This registration statement has been signed on behalf of the above officers and directors by David Gutridge, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED:   March 25, 2003         By: /s/ David S. Gutridge
                                    --------------------------------------------
                                    David S. Gutridge
                                    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number                      Description
4.1                                 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the
                                    Registrant's Registration Statement No. 333-87590 on Form S-1, dated June 27, 2002).

4.2                                 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                                    Registration Statement No. 333-87590 on Form S-1, dated June 27, 2002).

4.3                                 MTC Technologies, Inc. 2002 Equity and Performance Incentive Plan (incorporated by reference to
                                    Exhibit 10.3 to the Registrant's Registration Statement No. 333-87590 on Form S-1, dated June
                                    27, 2002).

5                                   Opinion of Jones Day, Counsel for the Registrant.

23.1                                Consent of Deloitte & Touche LLP.

23.2                                Consent of Counsel --- see Exhibit 5.

24                                  Power of Attorney.


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